Exhibit 99.6

                            STOCK PURCHASE AGREEMENT

            THIS STOCK PURCHASE AGREEMENT, dated September 8, 2004 (this "Agreement"), is between Deloitte Consulting L.P., a Delaware limited partnership ("Seller"), and Gerald L. Trooien, an individual residing in the State of Minnesota ("Purchaser").

                                    RECITALS:

            WHEREAS, Seller desires to sell, and Purchaser desires to purchase, 12,500,000 common shares without par value (the "Shares") of Infowave Software, Inc., a corporation organized under the laws of Canada (the "Company"), for the consideration provided herein, on and subject to the terms of this Agreement.

            NOW, THEREFORE, in consideration of the premises and the representations, warranties, covenants and agreements set forth herein, the parties agree as follows:

                                   ARTICLE I

                                   THE SHARES

            SECTION 1.1 Purchase and Sale. Subject to the terms and conditions set forth in this Agreement, Seller hereby agrees to sell to Purchaser, and Purchaser hereby agrees to purchase from Seller, the Shares, for consideration of US$480,000 in the aggregate (the "Purchase Price"), representing a purchase price of US$0.0384 per share.

            SECTION 1.2 Closing. Promptly following the execution and delivery of this Agreement, and contemporaneously with payment by Purchaser of the Purchase Price (in immediately available funds by wire transfer), Seller shall deliver to Purchaser the Shares duly endorsed for transfer in such name as Purchaser shall instruct together with such other documents or instruments as shall be necessary or advisable to transfer the Shares.

                                   ARTICLE II

                    REPRESENTATIONS AND WARRANTIES OF SELLER

            Seller represents and warrants to Purchaser as follows:

            SECTION 2.1 Title to Shares. Seller is the owner of all of the Shares, free and clear of all liens, pledges, options, security interests, claims, third party rights, charges, or any other restrictions or encumbrances of any nature whatsoever ("Encumbrances"), and will transfer to Purchaser good and marketable title to the Shares, free and clear of any Encumbrance other than those placed thereon by Purchaser and restrictions upon transferability of the Shares arising under the Securities Act of 1933, as amended (the "Securities Act") and applicable state and Canadian provincial securities laws.

            SECTION 2.2 Validity. Seller has the limited partnership power, capacity and authority to enter into this Agreement and to sell the Shares in accordance with the terms hereof and to perform Seller's obligations hereunder. This Agreement has been duly executed and

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delivered by Seller and constitutes the legal, valid and binding obligation of
Seller enforceable against Seller in accordance with its terms, except as the enforceability thereof may be limited (i) by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally and (ii) by general equitable principles regardless of whether considered in a proceeding in equity or at law. The sale of the Shares will not be subject to any rights of first refusal or similar rights.

            SECTION 2.3 No Violation; Consents. (a) None of Seller's execution and delivery of this Agreement, the consummation of the transactions contemplated herein or compliance by Seller with any of the provisions hereof will (i) result in the creation of any Encumbrance upon the Shares under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, agreement, or any other instrument or legal or other obligation to which Seller is a party or by which Seller or the Shares may be bound or affected or (ii) violate any order, writ, injunction, decree, statute, sale or regulation applicable to Seller or the Shares.

            (b) Seller has obtained any and all consents, permits and waivers necessary or appropriate for the consummation of the transactions contemplated by this Agreement.

            SECTION 2.4 Securities Law. Seller acquired the Shares on January 7 and April 2, 2004, for investment for its own account, not as a nominee or agent for any other person or entity, and without a view to the distribution or resale of such shares or any interest therein in violation of the Securities Act.

            SECTION 2.5 Actions Pending. There is no action, suit, investigation, claim, proceeding or governmental inquiry pending, or, to the knowledge of Seller, threatened against or affecting Seller or the Shares before any court, arbitrator or administrative or governmental body that (i) seeks to enjoin or otherwise prevent the sale and purchase of the Shares contemplated hereby or (ii) otherwise relates to or involves the transactions contemplated hereby. There are no writs, decrees, injunctions or orders of any court or governmental or regulatory agency, authority or body outstanding against Seller with respect to the Shares.

            SECTION 2.6 No Other Agreement. Seller has no obligation, absolute or contingent, to any other individual, corporation, partnership, trust, limited liability company, association, joint venture or any similar entity to sell the Shares.

            SECTION 2.7 Brokers or Finders. No agent, broker, investment banker, financial advisor or other firm or person retained by Seller or its affiliates is or will be entitled to any broker's or finder's fee or any other commission or similar fee in connection with any of the transactions contemplated by this Agreement.

                                  ARTICLE III

                   REPRESENTATIONS AND WARRANTIES OF PURCHASER

            Purchaser represents and warrants to Seller as follows:


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

            SECTION 3.1 Validity. Purchaser has the power, capacity and authority to enter into this Agreement and to purchase the Shares in accordance with the terms hereof and to perform Purchaser's obligations hereunder. This Agreement has been duly executed and delivered by Purchaser and constitutes the legal, valid and binding obligation of Purchaser, enforceable in accordance with its terms except as the enforceability thereof may be limited (i) by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally and (ii) by general equitable principles regardless of whether considered in a proceeding in equity or at law.

            SECTION 3.2 No Violation; Consents. (a) None of Purchaser's execution and delivery of this Agreement, the consummation of the transactions contemplated herein or compliance by Purchaser with any of the provisions hereof will violate any order, writ, injunction, decree, statute, sale or regulation applicable to Purchaser.

            (b) Purchaser has obtained any and all consents, permits and waivers necessary or appropriate for the consummation of the transactions contemplated by this Agreement.

            SECTION 3.3 Actions Pending. There is no action, suit, investigation, claim, proceeding or governmental inquiry pending or, to the knowledge of Purchaser, threatened against Purchaser before any court, arbitrator or administrative or governmental body that (i) seeks to enjoin or otherwise prevent the sale and purchase of the Shares contemplated hereby or
(ii) or otherwise relates to or involves the transactions contemplated hereby.

            SECTION 3.4 Securities Law. Purchaser is acquiring the Shares for investment for his own account, not as a nominee or agent for any other person or entity, and without a view to the distribution or resale of such shares or any interest therein in violation of the Securities Act.

            SECTION 3.5 Accredited Investor Status. Purchaser (i) is an accredited investor as that term is defined in Rule 501 under the Securities Act and (ii) has such knowledge and experience in financial and business matters that Purchaser is capable of evaluating the merits and risks of an investment in the Shares. Purchaser is able to bear the risks associated with an investment in the Shares including without limitation, the risks of losing the entire investment.

            SECTION 3.6 No Reliance on Seller. (a) Purchaser is a sophisticated purchaser with respect to the Shares and a member of the board of directors of the Company and, as such, has substantial and detailed information concerning the Company, its business, financial condition, results of operations and prospects, and has determined to purchase the Shares based on such information as he deems appropriate. Purchaser has not relied on any information provided by Seller with respect to the transactions contemplated by this Agreement. Purchaser acknowledges and agrees that, except as expressly set forth in Article II, Seller has made no representations or warranties whatsoever.


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

            (b) Purchaser has reviewed this Agreement with counsel, and with his tax and business advisors, and is not relying upon Seller or any agent of Seller for legal, tax or business advice, or any other advice with respect to the advisability of his purchase of the Shares.

            SECTION 3.7 Transferability. Purchaser has been advised by Seller that the Shares have not been registered under the Securities Act, that the Shares will be transferred on the basis of the statutory exemption under the Securities Act and under similar exemptions under certain state securities laws, that this transaction has not been reviewed by, passed on or submitted to any Federal or state agency or self-regulatory organization where an exemption is being relied upon, and that Seller's reliance thereon is based in part upon the representations made by Purchaser in this Agreement. Purchaser acknowledges that Purchaser has been informed by the Seller of, or is otherwise familiar with, the nature of the limitations imposed by the Securities Act and the rules and regulations thereunder on the transfer of the Shares and further understands that applicable Canadian securities laws place certain limitations on the transfer of the Shares pursuant to a "control distribution." In particular, Purchaser agrees that no sale, assignment or transfer of the Shares shall be valid or effective, and the Company shall not be required to give any effect to such a sale, assignment or transfer, unless (i) the sale, assignment or transfer of the Shares is registered under the Securities Act, it being understood that the Shares are not currently registered for sale or (ii) such sale, assignment or transfer of the Shares is exempt from registration under the Securities Act. Purchaser further understands that an opinion of counsel and other documents may be required to transfer the Shares. Purchaser acknowledges that the certificates evidencing the Shares may bear the following or a substantially similar legend or such other legend as may appear on the forms of the Shares and such other legends as may be required by state blue sky laws:

      "THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "U.S. SECURITIES ACT"). THE HOLDER HEREOF, BY PURCHASING SUCH SECURITIES, AGREES FOR THE BENEFIT OF PURCHASER THAT SUCH SECURITIES MAY BE OFFERED, SOLD OR OTHERWISE TRANSFERRED ONLY (A) TO THE COMPANY, (B) OUTSIDE THE UNITED STATES IN ACCORDANCE WITH RULE 903 OR 904 OF REGULATION S UNDER THE U.S. SECURITIES ACT, (C) WITHIN THE UNITED STATES IN ACCORDANCE WITH THE EXEMPTION FROM REGISTRATION UNDER THE U.S. SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER, IF AVAILABLE, AND IN COMPLIANCE WITH ANY APPLICABLE STATE SECURITIES LAWS, OR (D) IN A TRANSACTION THAT DOES NOT REQUIRE REGISTRATION UNDER THE U.S. SECURITIES ACT OR ANY APPLICABLE STATE LAWS AND REGULATIONS GOVERNING THE OFFER AND SALE OF SECURITIES, AND, WITH RESPECT TO SUBSECTION (C) OR (D), THE HOLDER HAS, PRIOR TO SUCH SALE, FURNISHED TO THE COMPANY AN OPINION OF COUNSEL OF RECOGNIZED STANDING OR OTHER EVIDENCE REASONABLY SATISFACTORY TO THE COMPANY. DELIVERY OF THIS CERTIFICATE MAY NOT CONSTITUTE GOOD DELIVERY IN SETTLEMENT OF TRANSACTIONS ON STOCK EXCHANGES IN CANADA. PROVIDED THAT THE COMPANY IS A


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

      "FOREIGN ISSUER" WITHIN THE MEANING OF REGULATION S AT THE TIME OF THE SALE, A NEW CERTIFICATE BEARING NO LEGEND MAY BE OBTAINED FROM COMPUTERSHARE TRUST COMPANY OF CANADA, AS REGISTRAR AND TRANSFER AGENT, UPON DELIVERY OF THIS CERTIFICATE AND A DULY EXECUTED DECLARATION, IN A FORM SATISFACTORY TO COMPUTERSHARE TRUST COMPANY OF CANADA AND THE COMPANY, TO THE EFFECT THAT SUCH SALE IS BEING MADE IN ACCORDANCE WITH RULE 904 OF REGULATION S UNDER THE U.S. SECURITIES ACT."

            SECTION 3.8 Blue Sky. Purchaser is a resident of the State of Minnesota.

            SECTION 3.9 Brokers or Finders. No agent, broker, investment banker, financial advisor or other firm or person retained by Purchaser or his affiliates is or will be entitled to any broker's or finder's fee or any other commission or similar fee in connection with any of the transactions contemplated by this Agreement.

                                   ARTICLE IV

                                  MISCELLANEOUS

            SECTION 4.1 Expenses. Each party hereto shall pay its own expenses in connection with the transactions contemplated by this Agreement, whether or not such transactions shall be consummated.

            SECTION 4.2 Survival of Representations and Warranties. All representations and warranties contained herein shall survive the execution and delivery of this Agreement and delivery of the certificates representing the Shares and payment of the Purchase Price for one year following the date of this Agreement.

            SECTION 4.3 Indemnity. Each party will indemnify, save and hold harmless the other and their respective directors, officers, partners, principals and affiliates with respect to any cost, expense (including, without limitation, reasonable fees and disbursements of course) liability or expense arising from the breach of the representations or warranties hereunder by the indemnifying party. The parties hereto agree that the indemnification provision of this Section 4.3 provides the sole and exclusive remedy as to all losses either may incur arising from or relating to the transactions contemplated by this Agreement, and each party hereby waives, to the full extent they may do so, any other rights or remedies that may arise under any applicable statute, rule or regulation.

            SECTION 4.4 Successors and Assigns. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto and shall inure to the benefit of and be enforceable by each person who shall be a holder of the Shares from time to time.

            SECTION 4.5 Waiver. Any of the terms or conditions of this Agreement may be waived at any time and from time to time in writing by the party entitled to the benefits thereof without affecting any other terms or conditions of this Agreement.


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

            SECTION 4.6 Further Assurances. Each party agrees to cooperate fully with the other party and to execute such further instruments, documents and agreements and to give such further written assurances as may be reasonably requested by any other party to effectuate, evidence and reflect the transactions described herein and contemplated hereby, and to carry into effect the intents and purposes of this Agreement.

            SECTION 4.7 Conflict Resolution. Each of the parties irrevocably submits in any action, suit or proceeding arising out of this Agreement or any of the transactions contemplated hereby to the non-exclusive jurisdiction of the United States District Court for the Southern District of New York and the jurisdiction of any court of the State of New York located in the City of New York. The parties hereto waive any and all objections to the laying of venue of any such litigation in such jurisdiction and agree not to plead or claim in any such litigation that such litigation has been brought in an inconvenient forum. Each party irrevocably and unconditionally waives any right such party may have to a trial by jury in respect of any litigation directly or indirectly arising out of or relating to this Agreement, or the transactions contemplated by this Agreement.

            SECTION 4.8 General. This Agreement (a) shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the internal laws of the State of New York without regard to any applicable conflicts of law, (b) contains the entire agreement among Seller and Purchaser with respect to the transactions that are the subject matter hereof and supersedes in its entirety any prior agreements between Seller and Purchaser with respect to the same with effect from the date of this Agreement, (c) may be executed in two or more counterparts, all of which shall be considered one and the same agreement and (d) is the result of the joint efforts of Seller and Purchaser, and each provision hereof has been subject to the mutual consultation, negotiation, and agreement of the parties and there shall be no construction against any party based on any presumption of that party's involvement in the drafting thereof. To the extent that any provision of this Agreement which does not materially affect the intent of the parties hereto shall be invalid or unenforceable, it shall be considered deleted herefrom and the remainder of such provision and of this Agreement shall be unaffected and shall continue in full force and effect.

                  [Remainder of Page Intentionally Left Blank]


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

            IN WITNESS WHEREOF, Seller and Purchaser have executed this Agreement as of the day and year first above written.

                                      PURCHASER


                                      /s Gerald L. Trooien
                                      ------------------------------
                                      Gerald L. Trooien

                                      SELLER

                                      DELOITTE CONSULTING L.P.

                                      By: DELOITTE CONSULTING (HOLDING SUB) LLC,
                                          its general partner

                                      By: DELOITTE CONSULTING LLP,
                                      its managing member


                                      By: /s/ Thomas Friedman
                                      ------------------------------
                                          Name: Thomas Friedman
                                          Title: Principal


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